EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1996 Stock Incentive Plan of American Healthways, Inc. of our report dated October 4, 2004, with respect to the consolidated financial statements of American Healthways, Inc. included in its Annual Report (Form 10-K) for the year ended August 31, 2004, filed with the Securities and Exchange Commission.

                                                              /s/ Ernst & Young LLP

Nashville, Tennessee

February 15, 2005